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                                                                  EXHIBIT (a)(5)


                           AGILE SOFTWARE CORPORATION
                            OFFER TO EXCHANGE OPTIONS
                            CHANGE OF ELECTION NOTICE

     I previously received a copy of the Offer to Exchange and an Election Form. I signed and returned the Election Form, in which I elected to accept Agile Software Corporation's ("Agile's") offer to exchange (the "Offer") some of or all of my options. I now wish to change that election and reject the Offer. I understand that by signing this Notice and delivering it to Stock Administration by 5:00 p.m. Pacific Time on November 19, 2001, I will have withdrawn my acceptance of the Offer and will have rejected the Offer instead. I have read and understand all the terms and conditions of the Offer. I have read and understand the instructions attached to this Notice.

     I understand that in order to reject the Offer, I must sign, date and deliver this Notice via facsimile (fax # 408-975-7836) or hand delivery to Stock Administration by 5:00 p.m. Pacific Time on November 19, 2001.

     I understand that by rejecting the Offer, I will not receive any New Options pursuant to the Offer and I will keep the Old Options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Agile and me.

     I understand that I may change this rejection of the Offer, and once again accept the Offer, by submitting a new Election Form to Stock Administration via facsimile (fax # 408-975-7836) prior to 5:00 p.m. Pacific Time on November 19, 2001. I have signed this Notice and printed my name exactly as it appears on the Election Form.

     I do not accept the Offer to exchange any options.

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
______________________          ______________________________________________________________
EMPLOYEE SIGNATURE              NATIONAL INSURANCE/SOCIAL SECURITY/NATIONAL ID/TAX FILE NUMBER

____________________________    ______________________________   _____________________________
EMPLOYEE NAME (PLEASE PRINT)    E-MAIL ADDRESS                   DATE AND TIME
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                  RETURN TO STOCK ADMINISTRATION NO LATER THAN
   5:00 P.M. PACIFIC TIME ON NOVEMBER 19, 2001 VIA FACSIMILE AT (408) 975-7836

                 AGILE SOFTWARE CORPORATION WILL SEND AN E-MAIL
                           CONFIRMATION AFTER RECEIPT